Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jeffrey W. Dunn, President and Chief Executive Officer of SI-BONE, Inc. (the “Company”), and Laura A. Francis, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey W. Dunn
Date:	August 4, 2020	Jeffrey W. Dunn
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Laura A. Francis
Date:	August 4, 2020	Laura A. Francis
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of SI-Bone, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.